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                                                                   EXHIBIT 10.3


                                ESCROW AGREEMENT


         ESCROW AGREEMENT made May 4, 1995 (the "Agreement"), among YOUNG DENTAL MANUFACTURING COMPANY, a Missouri corporation ("Buyer"), CHEMICAL VENTURE CAPITAL ASSOCIATES, A California Limited Partnership ("CVCA"), P. JEFFREY LECK ("Leck"), JOHN F. KIRTLEY ("Kirtley"), RICHARD C. NEMANICK ("Nemanick"), the other stockholders executing a signature page hereto (each, a "Stockholder" and together with CVCA, Leck, Kirtley and Nemanick, the "Stockholders"), and LORVIC HOLDINGS, INC., a Delaware corporation ("Lorvic") (collectively, "Sellers"), and BOATMEN'S TRUST COMPANY (the "Escrow Agent").

         WHEREAS, Buyer and Sellers are parties to a certain Stock Purchase Agreement made as of May 4, 1995 (the "Purchase Agreement"), pursuant to which Buyer is purchasing all of the capital stock of Lorvic;

         WHEREAS, pursuant to the Purchase Agreement, Buyer is required to deposit with the Escrow Agent a portion of the consideration payable to Sellers; and

         WHEREAS, the Escrow Agent has accepted such agency and agreed to hold such funds in accordance with and subject to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

         1. Establishment of Escrow Accounts. The Escrow Agent shall establish at its offices located at St. Louis, Missouri three escrow accounts (each an "Escrow Account" and collectively the "Escrow Accounts") and shall cause all funds deposited into the Escrow Accounts to be held, invested and distributed in accordance with the terms of this Agreement. The amounts deposited into the Escrow Accounts, together with any proceeds of investments thereof, that may be held in the Escrow Accounts from time to time are hereinafter referred to collectively as "Escrow Funds." The Escrow Agent shall keep appropriate records to reflect the current value from time to time of the Escrow Funds, including appropriate adjustments for disbursements and income earned or losses in respect thereof.

         2. Delivery of Escrow Funds. Buyer hereby agrees to deliver or cause to be delivered to the Escrow Agent in accordance with the terms of the Purchase Agreement, cash in the following amounts:

                 (a) $100,000 into an Escrow Account to be known as the "Purchase Price Adjustment Escrow Account".





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                 (b)      $700,000 into an Escrow Account to be known as the
        "Tax Claim Escrow Account".

                 (c) $1,050,000 into an Escrow Account to be known as the "General Escrow Account".

        3. Investment of Escrow Funds. The Escrow Funds shall be invested and reinvested by the Escrow Agent in such amounts and in such manner as Sellers and Buyer shall instruct the Escrow Agent from time to time in writing; provided, however, that after the second anniversary hereof, the Escrow Agent shall invest the Escrow Funds in any investment which is exempt from federal, state and local tax as directed by the Sellers. Initially, the Escrow Funds shall be invested by the Escrow Agent in accordance with the instructions set forth on Exhibit A hereto. If the Escrow Agent has not received instructions from the Buyer and the Sellers prior to 15 days of the expiration of the term of any instrument in which Escrow Funds are invested, the Escrow Agent shall invest such Escrow Funds in instruments of the same or of a substantially similar type as the instruments set forth on Exhibit A hereto. Except as provided above, the Escrow Agent shall not be required to invest any funds held hereunder unless requested by Sellers and Buyer as provided herein.

         4. Release of Escrow Funds. The Escrow Agent shall release the Escrow Funds as follows:

                 (a)  Release from Purchase Price Adjustment Escrow Account.
         As soon as practicable after the completion of the calculation of the Purchase Price Adjustment (as defined in the Purchase Agreement), as provided in the Purchase Agreement, Buyer and Sellers shall execute and deliver to the Escrow Agent written instructions ("Mutual Written Instructions"), and the Escrow Agent shall promptly upon receipt thereof disburse the Escrow Funds in the Purchase Price Adjustment Escrow Account as provided in such Mutual Written Instructions, and, if such Mutual Written Instructions so direct, shall disburse to Buyer from the General Escrow Account the amount directed to be disbursed therefrom in such Mutual Written Instructions. Notwithstanding the foregoing, the Escrow Agent shall disburse the Escrow Funds in accordance with any Certified Judgment Notice (as defined below) from the Buyer or any Seller which is not the subject of an Appeal Notice.

                 (b) Release of Tax Claim Escrow Account. (i) As soon as practicable after final resolution of the Tax Claim (as defined in the Purchase Agreement), as provided in the Purchase Agreement, Buyer and Sellers shall (x) determine the amount payable, if any, to the Buyer pursuant to Section 5.2 of the Purchase Agreement and (y) execute and deliver to the Escrow Agent Mutual Written Instructions to release the amount set forth in clause (x) to the Buyer and the balance





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         of the Escrow Funds in the Tax Claim Escrow Account, if any, to the
         Sellers, and the Escrow Agent shall promptly upon receipt thereof disburse the Escrow Funds in the Tax Claim Escrow Account as provided in such Mutual Written Instructions and, if such Mutual Written Instructions so direct, shall disburse to Buyer from the General Escrow Account the amount, if any, directed to be disbursed therefrom in such Mutual Written Instructions. Notwithstanding the foregoing, the Escrow Agent shall disburse the Escrow Funds in accordance with any Certified Judgment Notice (as defined below) from the Buyer or any Seller which is not the subject of an Appeal Notice.

                 (ii) If (x) all or any portion of the loss, deduction or credit generated by the Company or Lorvic in connection with (a) the exercise of the option granted to Nemanick pursuant to the Stock Option Agreement dated as of December 28, 1989, by and between the Company and Nemanick and/or (b) the bonus paid to Nemanick on May 2, 1995, in either case does not generate a Tax Refund (as defined in the Purchase Agreement), but instead is applied against or otherwise reduces a liability (a "Tax Liability") for any taxes (including without limitation Taxes (as defined in the Purchase Agreement)) of the Company or Lorvic or (y) any Tax Refund generated is applied against or otherwise reduces a Tax Liability of the Company or Lorvic (the amount so applied or resulting in such reduction in any such case being referred to as the "Tax Reduction Amount"), then the parties hereto shall execute Mutual Written Instructions instructing the Escrow Agent to release to the Stockholders from the Tax Claim Escrow Account if the Tax Reduction Amount relates to the Tax Claim or from the General Escrow Account if the Tax Reduction Amount relates to a Tax Liability other than the Tax Claim which would result in a Loss under Section 5.2 of the Purchase Agreement, not later than the date such other Tax Liability would otherwise be due and payable without extension, an amount equal to the Tax Reduction Amount less an amount, if any, equal to the amount disbursed to the Buyer from the General Escrow Account pursuant to Section 4(a) hereof. Notwithstanding anything to the contrary contained in this Subsection (ii) of Section 4(b), if the Tax Reduction Amount relates to a Tax Liability which would not result in a Loss under Section 5.2 of the Purchase Agreement no release of Escrow Funds shall be made pursuant to this Subsection.

                 (c)      Release of General Escrow Account.

                          (1) If the Mutual Written Instructions delivered to the Escrow Agent pursuant to Section 4(a) so direct, the Escrow Agent shall promptly upon receipt of such Written Instructions disburse to Buyer from the General






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                 Escrow Account the amount directed to be disbursed therefrom in such Mutual Written Instructions.

                          (2) The Escrow Agent shall, promptly upon receipt of Mutual Written Instructions disburse to the Buyer an amount not in excess of $20,000 to reimburse Buyer for its Plan Expenses (as defined in the Purchase Agreement).

                          (3) On June 30, 1996, the Escrow Agent shall if the Tax Claim Escrow Account has not theretofore been disbursed, (i) transfer the amount of $200,000 from the General Escrow Account to the Tax Claim Escrow Account, and
                 (ii) disburse to Sellers from the General Escrow Account the amount, if any, by which the balance in the General Escrow Account exceeds the Initial Base Amount. For purposes hereof, "Initial Base Amount" means the sum of (A) $525,000 plus (B) the aggregate amount as of such date of all claims subject to a Buyer Claim Notice (as defined below) as to which the Escrow Agent has not received Mutual Written Instructions or a Certified Judgment Notice (as defined below) not the subject of an Appeal Notice (as defined below), in either case directing release of Escrow Funds ("Unresolved Claims"). The Escrow Funds retained by the Escrow Agent in respect of the amount referred to in clause (B) shall be held solely for the purpose of satisfying the Unresolved Claims outstanding as of June 30, 1996.

                          (4) On the second anniversary of the Closing Date (as defined in the Purchase Agreement), the Escrow Agent shall disburse to Sellers from the General Escrow Account the amount, if any, by which the balance in the General Escrow Account exceeds the aggregate amount of all Unresolved Claims. The Escrow Funds retained by the Escrow Agent shall be held solely for the purpose of satisfying the Unresolved Claims outstanding as of such second anniversary.

                          (5) After June 30, 1996, each time an Unresolved Claim is resolved as provided for below, the amount of such Unresolved Claim shall be disbursed in accordance with the Mutual Written Instructions or the Certified Judgment Notice reflecting such resolution; provided, however, prior to the second anniversary of the Closing Date, the balance of the General Escrow Account will not be reduced below the sum of
                 (A) $525,000 plus (B) the aggregate amount of all remaining Unresolved Claims asserted prior to June 30, 1996.

                          (6) In the event the Escrow Agent has any doubt as to any amount to be released to Buyer or Sellers from any of the Escrow Accounts, it may request Mutual






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                 Written Instructions from Sellers and Buyer and may rely
                 thereon. Notwithstanding the foregoing sentence, the Escrow Agent shall disburse the Escrow Funds in accordance with a Certified Judgment Notice which is not the subject of an Appeal Notice.

                          (7) All disbursements to Sellers hereunder shall be in proportion to their percentage interests in the Escrow Funds as set forth on Schedule A hereto; each such disbursement shall be sent to the respective addresses of Sellers set forth on Schedule A or to such other address as provided to the Escrow Agent in writing by the Seller receiving such disbursement.

                 (d) Buyer Claim Notice; Disputed Amounts. As contemplated by the provisions of Section 4(c), if Buyer shall have delivered to the Escrow Agent one or more written notices (each a "Buyer Claim Notice") stating that the amount or amounts of the General Escrow Account specified in such notice or notices should not be released to Sellers and should be released to Buyer because Buyer has made a claim against Sellers under the Purchase Agreement for such amount or amounts, the Escrow Agent shall not release such amount or amounts to Sellers and shall retain such amount or amounts until the same are released pursuant to subsections (e) or (g) hereof. Buyer shall deliver to Sellers a copy of each Buyer Claim Notice on or prior to the date of the delivery thereof to the Escrow Agent, and the Escrow Agent shall also deliver a copy thereof to Sellers promptly after receipt from Buyer.

                 (e) Release to Buyer. Unless the Escrow Agent shall have received a Seller Hold Notice as contemplated by Section 4(f) within 30 days following receipt by the Escrow Agent of a Buyer Claim Notice, the Escrow Agent shall promptly thereafter release to Buyer such portion of the General Escrow Account as is claimed by Buyer in such Buyer Claim Notice.

                 (f) Seller Hold Notice; Disputed Amounts. If, within 30 days of the Escrow Agent's receipt of a Buyer Claim Notice pursuant to
         Section 4(d) above, any Seller named in Section 4(j) shall have delivered to the Escrow Agent written notice (a "Seller Hold Notice") stating that all or a portion of the General Escrow Account specified in such Buyer Claim Notice should not be released to Buyer, then the Escrow Agent shall not release such disputed amounts until the occurrence of one of the two events contemplated in Section 4(g) hereof. Such Seller shall deliver to Buyer a copy of such Seller Hold Notice on or prior to the date of the delivery thereof to the Escrow Agent and the Escrow Agent shall also deliver a copy of such Seller Hold Notice to Buyer promptly after receipt thereof from such Seller.






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                 (g)  Release After a Seller Hold Notice.  In the event that the Escrow Agent receives a Seller Hold Notice as contemplated by
         Section 4(f) hereof, that portion of the General Escrow Account that is in dispute as reflected in such Seller Hold Notice shall be held by the Escrow Agent until the occurrence of one of the following events:

                                  (1)  receipt by the Escrow Agent of Mutual
                 Written Instructions signed by Buyer and Sellers instructing the Escrow Agent to release the disputed portion of the Escrow Funds to such party or parties and in such amount or amounts as is specified in such Mutual Written Instructions; or

                                  (2) receipt by the Escrow Agent of a written notice (a "Certified Judgment Notice") from Buyer or Sellers certifying that a final nonappealable court judgment with respect to the claim covered by the Buyer Claim Notice is attached to such Certified Judgment Notice, in which case the Escrow Agent shall distribute the disputed portion of the Escrow Funds in accordance with such judgment, unless within 15 days of the Escrow Agent's receipt of a Certified Judgment Notice, the Escrow Agent receives a written notice (an "Appeal Notice") from the party not submitting such Certified Judgment Notice stating that the judgment has or can and will be appealed. A party delivering a Certified Judgment Notice or an Appeal Notice shall deliver to the other party hereto a copy thereof on or prior to the date of delivery thereof to the Escrow Agent, and the Escrow Agent shall also deliver a copy of each Certified Judgment Notice or Appeal Notice to the party which did not deliver the same promptly after the Escrow Agent's receipt thereof.

                 (h) Release of Accrued Interest. Prior to the second anniversary of the Closing Date, the Escrow Agent shall distribute to Sellers within five days after the end of each calendar quarter, an amount equal to 40% of all amounts earned on funds in the Tax Claim Escrow Account and the General Escrow Account (other than earnings which are exempt from federal income taxes, which will be retained by the Escrow Agent); provided, however, that all of such disbursements shall be made from the General Escrow Account. After the second anniversary of the Closing Date, earnings on the Escrow Funds will not be so disbursed, but will be added to the Escrow Funds. All earnings on the Escrow Funds prior to the time they are disbursed will, for all purposes of this Escrow Agreement, be treated as Escrow Funds, and will be released according to the terms of Section 4(a), (b) or (c), as appropriate.






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                 (i)  Security Interests in Escrow Fund.  (a)  Except as
         expressly provided herein, neither the Buyer nor the Sellers shall have any right, title or interest in or possession of any of the Escrow Accounts. Therefore, neither the Buyer nor the Sellers shall have the ability to pledge, convey, hypothecate or grant a security interest in any of the Escrow Accounts or portion thereof unless and until such assets have been disbursed or are required to be disbursed, to such party in accordance with this Section 4.

                          (b)     Each of the Buyer and the Sellers
                 acknowledges that its interest in the Escrow Accounts is merely a contingent right to payment from such Escrow Accounts. Each of the Buyer and the Sellers further acknowledges that neither a voluntary or involuntary case under any applicable bankruptcy, insolvency or similar law nor the appointment of a receiver, trustee, custodian or similar official in respect of the Buyer of any of the Sellers (any of which is referred to herein as a "Bankruptcy Event") shall increase its respective interest in the Escrow Accounts or affect, modify, convert or otherwise change the contingent nature of its respective right to payment from the Escrow Accounts in accordance with the terms of this Agreement.
                 Nonetheless:

                                  (i) if a court of competent jurisdiction determines that the Buyer, upon the occurrence of a Bankruptcy Event with respect to the Buyer, has an interest in any Escrow Account that is greater than a contingent right to payment from such Escrow Account payable only in accordance with the provisions of this Section 4, then the Buyer shall be deemed to have granted on the date hereof to the Sellers a first priority security interest in, and pledged to the Sellers all of its right, title and interest in such Escrow Account. In such event, the Escrow Agent shall be deemed to act as bailee on behalf of the Sellers in respect of the Sellers' security interest in the Buyer's rights to such Escrow Account. The Escrow Agent shall, upon receipt of indemnification satisfactory to it from the Sellers for its fees and expenses incurred in connection with taking such actions, take all actions as may be reasonably requested in writing of it by the Sellers to further perfect the security interest granted by the Buyer hereunder in such Escrow Account. Such security interest shall automatically be released with respect to any funds properly distributed from such Escrow Account pursuant to the terms of this Agreement; and






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                              (ii)         if a court of competent jurisdiction
                          determines that any Seller, upon the occurrence of a Bankruptcy Event with respect to such Seller, has an interest in any Escrow Account that is greater than a contingent right to payment from such Escrow Account payable only in accordance with the provisions of this Section 4, then such Seller shall be deemed to have granted on the date hereof to the Buyer a first priority security interest in, and pledged to the Buyer all of such Seller's right, title and interest in such Escrow Account. In any such event, the Escrow Agent shall be deemed to act as bailee on behalf of the Buyer in respect of the Buyer's security interest in such Seller's rights to such Escrow Account. The Escrow Agent shall, upon receipt of indemnification satisfactory to it from the Buyer for its fees and expenses incurred in connection with taking such actions, take all actions as may be reasonably requested in writing of it by the Buyer to further perfect the security interest created by such Seller hereunder in such Escrow Account. Such security interest shall automatically be released with respect to any funds properly distributed from such Escrow Account pursuant to the terms of this Agreement.

                          (c) The parties hereto agree and acknowledge that the establishment and maintenance of the Escrow Accounts hereunder are intended to constitute possession of the Escrow Accounts for the purposes of perfecting the security interests therein created hereunder.

                 (j) Action by Sellers. All action required to be taken by Sellers under this Agreement (including, without limitation, the giving of Mutual Written Instructions with Buyer, and the execution and delivery of any documents, including any amendments to this Agreement, and the execution and delivery of any other documents hereunder, shall be sufficient if executed in writing by Chemical Venture Capital Associates, P. Jeffrey Leck, John F. Kirtley and Richard C. Nemanick. Notwithstanding the foregoing, a Seller Hold Notice shall be sufficient if executed in writing by any one of the Sellers listed in the preceding sentence.

         5. Responsibility of the Escrow Agent. The Escrow Agent accepts the agency created by this Agreement upon the terms and conditions hereof and undertakes to perform such duties and only such duties as are specifically set forth herein. No provision of this Agreement shall be construed to relieve the Escrow






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Agent from liability for its own gross negligence or willful misconduct, except that:

                 (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement, and no implied covenants, duties or obligations shall be read into this Agreement against the Escrow Agent nor shall the Escrow Agent be bound by the provisions of any other agreements between the other parties hereto beyond the specific terms hereof; the Escrow Agent shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights, duties, privileges or powers conferred upon it by this Agreement; the Escrow Agent shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Escrow Agent, unless the Escrow Agent was grossly negligent in ascertaining the pertinent facts or in employing such officer or officers; and the Escrow Agent shall not be liable to any person with respect to any action taken, omitted or suffered to be taken by it in accordance with the provisions of this Agreement or in accordance with the written directions of Sellers or Buyer as provided herein or of a court of competent jurisdiction except in the case of the Escrow Agent's gross negligence or willful misconduct.

                 (b) The Escrow Agent may act in reliance upon and be protected in acting or refraining from acting upon any instrument or signature believed to be genuine and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

                 (c) The Escrow Agent may consult with counsel, auditors and other experts and any opinion of counsel or written opinion of such auditors or other experts shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by the Escrow Agent thereunder in good faith and in accordance with such opinion of counsel or opinion of such auditors or other experts within the area of their respective expertise.

                 (d) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any liability to any other person as a result of any failure of the Escrow Agent to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the jurisdiction of its formation.






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                 (e)  No property held in escrow by the Escrow Agent hereunder shall be subject to any setoff, counterclaim, recoupment, lien or other right which the Escrow Agent may have against either of the other parties hereto or against any other person for any reason whatsoever.

                 (f) If any dispute arises between Buyer and Sellers as to which of them is entitled to delivery of the disputed portion of the Escrow Funds, or if the Escrow Agent is uncertain as to its obligations hereunder, the Escrow Agent may, but shall not be obligated to, either (i) commence an interpleader action against Buyer and Sellers in a state or federal court located in St. Louis, Missouri, and deposit the disputed Escrow Funds with such court, whereupon the Escrow Agent may apply to the court for an order discharging it from all further liability to any other party to this Agreement, or (ii) refrain from any action and continue to hold the disputed portion of the Escrow Funds pending a resolution of the dispute by either a court of competent jurisdiction or by a written agreement signed by Buyer and the Sellers. For the purposes of any action or proceeding contemplated by clause (i) above, each party hereby consents to the jurisdiction of said courts and agrees that service of process in any such action or proceeding may be made by certified or registered mail at the address for notices to such party provided in this Agreement.

         6. Expenses; Indemnification. Each of (i) Buyer and (ii) Sellers as a group agrees to pay one-half of any fees or expenses charged by the Escrow
Agent for its services to be performed hereunder. The Escrow Agent shall bill Buyer for all such fees and expenses, and Buyer shall remit payment to the Escrow Agent on behalf of all the parties hereto. Upon notice from Buyer, Sellers shall immediately reimburse Buyer for Sellers' portion of such expenses and fees. In addition, Buyer and Sellers hereby agree jointly to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability.

         7. Removal and Resignation. The Escrow Agent may at any time be removed by the written direction of Sellers and Buyer. The Escrow Agent or any successor escrow agent may at any time resign and be discharged of the agency hereby created by giving written notice to each of Sellers and Buyer specifying the date upon which it desires that such resignation shall take effect. Such removal or resignation shall take effect on the date specified in the notice of removal or resignation, which date






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shall not be earlier than 60 days after the giving of the notice of removal or resignation unless a successor escrow agent shall have been appointed pursuant to Section 8 hereof and shall have accepted such appointment, in which event such removal or resignation shall take effect immediately upon the acceptance by such successor escrow agent. Buyer and Sellers shall take prompt steps to have a successor escrow agent appointed in the manner hereinafter provided.

         8. Appointment of Successor Escrow Agent. If at any time the Escrow Agent shall resign or be removed or if at any time a vacancy shall occur in the office of the Escrow Agent for any other cause, a successor escrow agent shall be appointed by a written instrument executed by Buyer and Sellers and delivered to the Escrow Agent and the successor escrow agent. Upon acceptance of said instrument by the successor escrow agent, the resignation or removal of the Escrow Agent shall become effective and such successor escrow agent shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder. If no successor escrow agent shall have been appointed at the effective date of resignation of the Escrow Agent, the Escrow Agent or either other party hereto shall petition a court of competent jurisdiction for the appointment of a successor and the Escrow Agent's duties shall be purely ministerial until such appointment is effective.

         9. Termination. This Agreement shall terminate upon the release of all Escrow Funds held in the Escrow Accounts hereunder pursuant to
Section 4 hereof or upon written agreement of the parties hereto, which agreement, in the case of the Escrow Agent, shall not be unreasonably withheld.

         10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight delivery service or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                 To the Escrow Agent:

                          Boatmen's Trust Company
                          Corporate Trust Department
                          510 Locust Street
                          St. Louis, MO  63101
                          Telecopier No.:  314-466-2469
                          Attention:  H. E. Bradford






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

                 To Buyer:

                          Young Dental Manufacturing Company
                          13705 Shoreline Court East
                          Earth City, Missouri  63045
                          Telecopier No.:  314-344-0021
                          Attention:  Chief Financial Officer

                 With a copy to:

                          Armstrong, Teasdale, Schlafly & Davis
                          One Metropolitan Square
                          St. Louis, Missouri  63102-2740
                          Telecopier No.:  314-621-5065
                          Attention:  John L. Gillis, Jr., Esq.

                 To Sellers:

                          To each Seller at the addresses set forth on Schedule A hereto.

                 With a copy to:

                          O'Sullivan Graev & Karabell, LLP
                          30 Rockefeller Plaza, 41st Floor
                          New York, New York 10112
                          Telecopier No.:  212-408-2420
                          Attention:  Frederick M. Bachman, Esq.

         11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Escrow Agent, Buyer and Sellers and their respective successors and permitted assigns. Any reference to a party contained in this Agreement shall be deemed to apply to such party's successors and permitted assigns to the extent there shall be any. Except as set forth in
Section 4(i) and except for any assignment by any Seller to any other Seller pursuant to the Contribution Agreement, dated as of the date hereof, among the Sellers, no party hereto may assign its rights (including, without limitation, its contingent right to payment) and obligations hereunder without the written consent of the other parties hereto. Any purported assignment in violation of the provisions of this Section 11 shall be null and void.

         12. Amendments and Modifications. This Agreement may not be amended or modified in any respect without the express written consent of Buyer, Sellers and the Escrow Agent.

         13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri without regard to the conflict of laws principles thereof.

         14. Counterparts. This Agreement may be executed in any number of counterparts, and by any party on a separate counterpart, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

         15. No Waiver. The failure of any party to insist, in any one or more instances, upon the timely performance of any of the terms, covenants or conditions of this Agreement and to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligations of the other parties with respect to such future performance shall continue in full force and effect.

         16. Descriptive Headings. The descriptive heading of the sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


         IN WITNESS WHEREOF, each of the Escrow Agent, Buyer and Sellers have caused this Agreement to be duly executed and delivered, all as of the date first above written.


                                        BOATMEN'S TRUST COMPANY


                                        By: /s/ Jerry Rector
                                           --------------------------------


                                        YOUNG DENTAL MANUFACTURING COMPANY


                                        By: /s/ George E. Richmond
                                           --------------------------------


                                        LORVIC HOLDINGS, INC.


                                        By: /s/ Richard C. Nemanick
                                           --------------------------------

                                        CHEMICAL VENTURE CAPITAL ASSOCIATES,
                                          A CALIFORNIA LIMITED PARTNERSHIP,

                                        BY:  CHEMICAL VENTURE PARTNERS,
                                                   ITS GENERAL PARTNER


                                        By: /s/ Jeff. C. Walker
                                           --------------------------------
                                           A General Partner

                                        /s/ P. Jeffrey Leck
                                        -----------------------------------
                                        P. Jeffrey Leck

                                        /s/ John S. Kirtley
                                        -----------------------------------
                                        John F. Kirtley

                                        /s/ Richard C. Nemanick
                                        -----------------------------------
                                        Richard C. Nemanick

                                        RICHARD C. NEMANICK TRUST


                                        By: /s/ Richard C. Nemanick
                                           --------------------------------


                                        COLLEEN H. NEMANICK TRUST


                                        By: /s/ Colleen H. Nemanick
                                           --------------------------------


                                        NEMANICK CHILDREN'S TRUST #2


                                        By: /s/ Richard C. Nemanick
                                           --------------------------------



                                        /s/ Richard L. Perkal
                                        -----------------------------------
                                        Richard L. Perkal


                                        /s/ Brian J. Richmand
                                        -----------------------------------
                                        Brian J. Richmand

                                   EXHIBIT A


         Pursuant to Section 3 of the Escrow Agreement, the Escrow Funds shall at all times be invested and reinvested by the Escrow Agent in one or more of the following short term investment products:

         (i) obligations issued or guaranteed as to full and timely payment by the United States of America or by any Person controlled by or acting as an instrumentality of the United States of America pursuant to authority granted by Congress;

         (ii) Obligations issued or guaranteed by any state or political subdivision thereof (including stripped obligations the principal of and interest on which have been separated and offered for sale separate from each other) if (A) such obligations are entitled to the full faith and credit of such state or political subdivision of such state, respectively, and such obligations provide that the state or political subdivision has the obligation to repay, in full and on a timely basis, such obligations, and (B) such obligations are rated not lower than the second highest category if rated as short term obligations or not lower than the third highest category if rated as long term obligations by Moody's Investors Service, Inc. ("Moody's") or by Standard & Poor's Corporation ("Standard & Poor's", each of New York, New York, or their respective successors;

         (iii) readily marketable commercial or finance paper of corporations doing business in and incorporated under the laws of the United States of America or any state thereof, which is rated in the highest rating category by either Moody's or Standard & Poor's, or their respective successors;

         (iv) deposit accounts, bankers' acceptances, certificates of deposit or bearer deposit notes in one or more banks, trust companies or savings and loan associations (including without limitation, the Escrow Agent or any bank affiliated with the Escrow Agent) organized under the laws of the United States of America or any state thereof, each bank or trust company having a reported capital and surplus of at least $500,000,000 in dollars of the United States of America and each savings and loan association having a reported unimpaired capital and surplus, or retained income, as the case may be, of at least $500,000,000 in dollars of the United States of America;

         (v) repurchase agreements secured fully by obligations of the type specified in clause (i) or issued by a bank or savings and loan association which is insured by the Federal Deposit Insurance Corporation; and

         (vi) any fund or other pooling arrangement which purchases and holds only investments of the types described in paragraphs (i) through (v) above.

                                  SCHEDULE A




                     PERCENTAGE INTEREST OF STOCKHOLDERS




                                                                Percentage
Stockholder                                                     Interests

Richard C. Nemanick                                                  5.00%

Mercantile Bank
St. Louis, MO
ABA #081-000210
Account 1001435187
FBO Richard C. Nemanick TTEE
FBO Account #030-587138-065

Chemical Venture Capital Associates                             37.524296%
Chemical Bank
401 Madison Avenue
New York, NY 10017
ABA #021-000-128
Account #006-069460
Ref:  From the Lorvic Corp./Young Dental
Attn:  Donna Carter 212-270-1120
       (please call when wire completed)

Richard C. Nemanick,                                                22.00%
Trustee of the Richard C.
Nemanick Trust, dated July 25, 1978
Mercantile Bank
St. Louis, MO
ABA #081-000210
Account 1001435187
FBO Richard C. Nemanick TTEE
FBO Account #030-587138-065

Colleen H. Nemanick, Trustee of the Colleen H.                      12.00%
Nemanick Trust, dated July 25, 1978
Mercantile Bank
St. Louis, MO
ABA #081-000210
Account 1001435187

FBO Colleen H. Nemanick TTEE
FBO Account #326-151-963

Richard C. Nemanick, Trustee of the Nemanick                            2.00%
Children's Trust #2, dated Dec. 15, 1979 F.B.O.
Eric J. Nemanick SS# ###-##-####
Mercantile Bank
St. Louis, MO
ABA #081-000210
Account 1001435187
FBO Nemanick Children's Trust FBO  Eric
FBO Account #030-587197-065

Richard C. Nemanick, Trustee of the Nemanick                            2.00%
Children's Trust #2, dated Dec. 15, 1979 F.B.O.
Jeffrey R. Nemanick SS# ###-##-####
Mercantile Bank
St. Louis, MO
ABA #081-000210
Account 1001435187
FBO Nemanick Children's Trust FBO  Jeffrey
FBO Account #030-587170-065

Richard C. Nemanick, Trustee of the Nemanick                            2.00%
Children's Trust #2, dated Dec. 15, 1979 F.B.O.
Richard C. Nemanick, Jr. SS# ###-##-####
Mercantile Bank
St. Louis, MO
ABA #081-000210
Account 1001435187
FBO Nemanick Children's Trust FBO  Richard Jr.
FBO Account #030-587162-065

Richard L. Perkal                                                    .229552%
Crestar Bank
Washington, DC
ABA #056-001-079
Account #82093-6812
Richard L. Perkal

Brian J. Richmand                                                    .229552%
Chemical Bank
New York, NY
ABA #021000128
For Credit To:  National Financial Services Corp.

Account #066196-221
For the Benefit of Brian J. Richmand and Linda S. Richmand
Account # X37 028 193

John Kirtley                                                    8.5083%
Morgan Guaranty Trust Co. of NY
ABA #021000238
Account T. Rowe Price Reserve Fund #00153938
John F. Kirtley #400350-116-2

P. Jeffrey Leck                                                 8.5083%
Barnett Bank
101 East Kennedy Boulevard
Tampa, FL
ABA #06-310-4697
Account #140-691-0134
P. Jeffrey Leck

                                     -3-